Ex 99.2

FOR IMMEDIATE RELEASE: Contacts: Alan Caminiti 914-701-8400 (Media) Dan Loh 914-701-8210 (Investors)

Atlas Air Worldwide Holdings, Inc.
Expects to Report Pretax Income of $3 Million to $8 million for 1Q05;
Expects 2Q05 Pretax Income of $20 Million to $25 Million;
Expects Full-Year 2005 Pretax Income to Exceed Creditor Plan

Sees Continuing Quarterly Improvement During 2005

Purchase, N.Y., May 23, 2005 - Atlas Air Worldwide Holdings, Inc. (AAWW, or the “Company”) (OTC: AAWWV.PK), a leading provider of global air cargo services, today provided preliminary unaudited estimates for the quarter ended March 31, 2005, for certain business and financial measures tracked by management in evaluating the performance of its business. AAWW also provided revenue and pretax income guidance for the second quarter of 2005 and pretax income guidance for the full year of 2005.

For the quarter ended March 31, 2005, AAWW expects to report:

  Revenue totaling $346 million;
  Operating income of $22 million to $27 million;
  Pretax income of $3 million to $8 million.

  For the quarter ending June 30, 2005, AAWW expects to report:

  Revenue of $360 million to $375 million;
  Pretax income of $20 million to $25 million.

  In addition, the Company expects that its full-year 2005 pretax income will exceed the $68 million of pretax income projected for 2005 in its Creditor Plan. (All references to “Creditor Plan” are to the Business Plan set forth in AAWW’s Second Amended Disclosure Statement filed with the Securities and Exchange Commission on Form 8-K on July 26, 2004.)

  Commenting on AAWW’s performance during the first quarter of 2005 and the outlook going forward, President and Chief Executive Officer Jeffrey H. Erickson said:

  “We are very pleased to report on our expected first-quarter pretax income. It demonstrates that the financial and operational steps that we are taking to restore and to sustain our profitability and to rebuild shareholder value are driving us in the right direction.

  “Traditionally, the first quarter is the slowest part of our business year. Looking ahead, current business and economic forecasts lead us to expect continued improvement in our quarterly results over the balance of the year, with business conditions peaking on a seasonal basis in the September to mid-December time frame.”

  The Company expects to file its quarterly report on Form 10-Q for the period ended March 31, 2005 as soon as practicable. The preliminary business and financial measures and other information are being disclosed today to provide AAWW’s shareholders with its estimated first-quarter 2005 performance prior to the completion and review of its financial statements for the period.

  AAWW completed a financial restructuring and emerged from Chapter 11 bankruptcy proceedings in July 2004. In conjunction with its emergence, AAWW applied the provisions of fresh-start accounting effective as of July 27, 2004, at which time a new reporting entity was deemed to be created. Fresh-start accounting required that the Company revalue its assets and liabilities to estimated fair values at July 27, 2004 in a manner similar to that which would occur if the Company were to apply purchase accounting.

  Significant adjustments included a downward revaluation of its owned aircraft fleet and the recording of additional intangible assets (principally related to ACMI customer contracts). In addition, fair-value adjustments were recorded in respect of the Company’s debt and lease agreements. As a result, readers of the Company’s financial statements are cautioned that reported historical financial statements of the Company for periods prior to July 28, 2004 are not comparable with those for periods after July 27, 2004.

  Revenue for the first quarter of 2005 is expected to total about $346 million, $49 million greater than revenue of $297 million in the first quarter of 2004. Operating expenses are expected to be in the range of $319 million to $324 million, flat to $5 million greater than in the same period last year. Operating expenses in the first quarter of 2005 are expected to include approximately $1 million in post-petition costs and related professional fees; operating expenses in the first quarter of 2004 included $9 million of pre-petition costs.

  AAWW expects to report operating income for the first quarter of 2005 in the range of $22 million to $27 million, an improvement of $44 million to $49 million, compared with an operating loss of $22 million in the first quarter of 2004. Excluding the impact of pre and post-petition costs and related professional fees from both quarters, operating income in the first quarter of 2005 improved by $35 million to $41 million.

  For the first quarter of 2005, AAWW expects to report pretax income between $3 million and $8 million. In contrast, it reported a pretax loss of $57 million in the first quarter of 2004, including net reorganization expenses of $12 million, and pre-petition costs and related professional fees of $9 million.

  With respect to non-GAAP measures frequently used by management to analyze its results, AAWW anticipates first-quarter 2005 EBITDAR (earnings before interest, taxes, depreciation, amortization, aircraft rent expense, and pre and post-petition costs and related professional fees, as applicable) in the range of $71 million to $76 million, compared with first-quarter 2004 EBITDAR of $39 million. In addition, the Company anticipates first-quarter EBITDA (earnings before interest, taxes, depreciation, amortization and pre and post-petition costs and related professional fees, as applicable) of approximately $34 million to $38 million versus EBITDA of $2 million in the first quarter of 2004.

Conference Call

  Management will host a conference call to discuss the Company’s 2004 financial and operating results and certain 2005 guidance at 11 A.M. Eastern Daylight Time on Monday, May 23, 2005.

  Interested parties are invited to listen to the call live over the Internet at www.atlasair.com or www.earnings.com.

  For those unable to listen to the live call, a replay will be available on the above Web sites for 90 days following the call. A replay will also be available through May 30, 2005 by dialing (800) 405-2236 (domestic) and (303) 590-3000 (international) and using Pass Code 11030809.

2005 Business Outlook

  AAWW’s principal business is the airport-to-airport transportation of heavy-freight cargo. AAWW’s fleet of 43 Boeing 747 freighter aircraft operates throughout the world, providing air cargo and related services through four principal business segments: ACMI Lease Contracts, Scheduled Service, AMC (military) Charters, and Commercial Charters.

  AAWW’s current outlook for its principal business segments during 2005 is summarized below:

  We expect demand for widebody freighter aircraft to exceed supply throughout 2005, which should benefit all of our service types.
  We expect to continue to optimize capacity allocations among our service types.
  We expect that our addition of service to China and our optimization of the scheduled service network, which began in the fourth quarter of 2004, will put us in a position to improve the profitability of the Scheduled Service operations in 2005, despite the volatility in aviation fuel prices.

  The incremental capacity made available by optimizing all service types will be reallocated to more profitable ACMI and charter operations.
  We expect that demand in AMC Charter business will continue to be strong throughout 2005.

1Q05 Performance Highlights Versus 1Q04

  Sharply higher revenues in the first quarter of 2005 are expected to contribute to a significant improvement in AAWW’s operating income, compared with the first quarter of 2004.

  First quarter 2005 operating revenues reflect the reallocation of capacity out of the Scheduled Service business and into the ACMI leasing and AMC charter operations, which began in the fourth quarter of 2004. Total operating revenues are expected to rise approximately 16% versus the same quarter last year, reflecting increases in ACMI lease revenue (+32%), AMC charter revenue (+67%), and Commercial charter revenue (+178%), offset, in part, by lower revenues (-17%) in the Scheduled Service business.

  Total operated block hours increased by more than 6% compared with the first quarter of 2004 on approximately the same number of operated aircraft, reflecting an improvement in aircraft utilization. Most importantly, all four service types are expected to show improved unit revenues on a year-over-year basis. Revenue per block hour increased by approximately 1% in the ACMI leasing business, 22% in the AMC charter business, 37% in the Commercial charter business and revenue per ATM increased by 28% in the Scheduled Service business.

  In the ACMI segment, both an increase in the volume of leasing activity and a modest improvement in contract lease rates contributed to the expansion in ACMI revenues. In the AMC and Commercial charter segments, stronger revenues primarily reflect an increase in rates and volumes.

  The optimization of Scheduled Service’s network created significant improvement in the revenue performance for this service type compared with the first quarter of 2004. While total capacity declined by 35% (as measured by ATMs), unit revenues (RATM) grew 28%, yield grew 21%, and load factor increased to 63.6% from 60.1% in the first quarter of 2004.

  In addition, AAWW anticipates that the continuing development of its Chinese operations will improve the profitability of its Scheduled Service business as a whole. The Scheduled Service business segment commenced operations in China in December 2004 under a route authority granted to AAWW by the U.S. Department of Transportation in October 2004. Its initial weekly frequencies from the United States to China increased from six to nine in March 2005 and will increase to twelve in March 2006.

  Operating expenses during the quarter are expected to remain flat or increase up to 1%. Lower ground handling charges and landing fees, reduced depreciation expense, and the absence of any significant post-petition costs and related professional fees are expected to be offset by increases associated with higher fuel prices and increased maintenance activity.

  The reallocation of capacity out of Scheduled Service and into ACMI operations is expected to reduce direct operating expenses, including ground handling, landing and overfly fees. Total fuel consumption declined by approximately 12%, reflecting an approximate 13% reduction in non-ACMI block hours. The reduction in consumption was more than offset by an approximate 29% increase in average fuel prices. The net impact was an approximate 14% increase in fuel expense.

  Lower depreciation expense reflects the impact of fresh-start accounting and a 12% reduction in total fleet size. Higher maintenance expense was caused primarily by an increase in the number of engine overhaul events, partially offset by a reduction in the number of heavy airframe checks for 747-200s.

  Significantly lower non-operating expenses during the quarter are also anticipated to contribute to the improvement in AAWW’s pretax earnings. The principal factors are an expected $12 million reduction in reorganization expenses and an expected reduction in net interest expense of approximately $6 million.

Cash and Equivalents

  Cash and cash equivalents totaled about $164 million at March 31, 2005, an improvement of $30 million over the year-end 2004 balance of $134 million and an improvement of $26 million over the March 31, 2004 balance of $138 million.

Notice Regarding Preliminary Estimates

  AAWW cautions readers not to place undue reliance upon the business and financial measure estimates in this release and in the accompanying tables, which are unaudited. AAWW’s independent public accountants, Ernst & Young LLP, will be conducting a review of AAWW’s financial statements for the quarter ended March 31, 2005, but such review has not commenced.

  The financial information contained in this release and in the accompanying tables is limited to certain items from AAWW’s financial statements. This release does not contain certain of the business and financial information that an investor may consider important, nor does it contain all of the information required to be included in financial statements by generally accepted accounting principles (GAAP), required to be included in annual or quarterly financial reports filed pursuant to the Securities Exchange Act of 1934, or required by any other prescribed form or format.

  The preliminary unaudited estimates released today are subject to adjustment in connection with the conduct of AAWW’s continued review of the 1Q05 financial statements and the audit of its financial statements. For these reasons, among others, the business and financial information in the commentary and in the accompanying tables may not be indicative of AAWW’s financial statements in reports that would be required to be filed pursuant to the Securities Exchange Act of 1934.

About Non-GAAP Financial Measures

  To supplement AAWW’s financial statements presented in accordance with GAAP, AAWW presents certain non-GAAP financial measures to assist in the evaluation of the performance of its business. These non-GAAP measures include EBITDAR and EBITDA, each excluding pre-petition and post-petition costs and related professional fees.

  AAWW’s management uses these non-GAAP financial measures in assessing the performance of the Company’s ongoing operations and liquidity and in planning and forecasting future periods.

About Atlas Air Worldwide Holdings, Inc.:

  AAWW is the parent company of Atlas Air, Inc. (Atlas) and Polar Air Cargo, Inc. (Polar), which together operate the world’s largest fleet of Boeing 747 freighter aircraft.

  Atlas is the world’s leading provider of ACMI (aircraft, crew, maintenance and insurance) freighter aircraft to major airlines around the globe. Polar is among the world’s leading providers of airport-to-airport freight carriage. Polar operates a global, scheduled-service network and serves major trade lanes of the world.

  Through both of its principal subsidiaries, AAWW also provides commercial and military charter services.

  This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect AAWW’s current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of AAWW and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

  Factors that could cause actual results to differ materially from those forward-looking statements with respect to our preliminary financial reporting and business outlook for 2005 include, but are not limited to, the following: receipt of additional information impacting AAWW’s 2005 results, further analysis of revenues and expenses in 2005, changes in the preliminary allocation of items of revenue and expense between operating and reorganization classifications and other risks and uncertainties set forth from time to time in AAWW’s reports to the United States Securities and Exchange Commission.

  Factors that could cause actual results to differ materially from those forward-looking statements with respect to other matters include, but are not limited to, the following: the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs and relations; financing costs; the cost and availability of war risk insurance; our ability to remedy weaknesses in our internal controls over financial reporting; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; consumer perceptions of the companies’ products and services; pending and future litigation; the market acceptance of AAWW’s new common stock; and other risks and uncertainties set forth from time to time in AAWW’s reports to the United States Securities and Exchange Commission.

  For additional information, we refer you to the risk factors set forth under the heading “Risk Factors” in the Current Report on Form 8-K filed by AAWW with the Securities and Exchange Commission on February 10, 2005. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed.

  The information contained in this release relates to AAWW’s preliminary estimated business and financial performance for the three months ended March 31, 2005. The information for this period should not be construed as indicative of AAWW’s expected financial performance for the remainder of 2005. Except as stated in this release, AAWW is not providing guidance or estimates regarding its anticipated business and financial performance for 2005.

  AAWW assumes no obligation to update the statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

* * *

       Atlas Air Worldwide Holdings, Inc.

  Preliminary Business and Financial Measures
  (in millions)
  (Unaudited)

	Successor		Predecessor
	Range of Preliminary		For the three
	results for the three		months ended	Range of
	months ended March 31,		March 31,	Increase /		Range of Percent
	2005		2004	(Decrease)		Change

OPERATING REVENUES
Scheduled service	$120.6	$120.6	$145.1	$(24.4)	$(24.4)	(17%)	(17%)
Charter service	15.5	15.5	5.6	9.9	9.9	178%	178%
ACMI lease contracts	109.5	109.5	83.2	26.3	26.3	32%	32%
AMC charter	88.9	88.9	53.1	35.8	35.8	67%	67%
Other revenue	11.8	11.8	10.4	1.3	1.3	13%	13%

Total operating revenue	346.4	346.4	297.5	49.0	49.0	16%	16%

OPERATING EXPENSES
Maintenance, materials and repairs	63.0	62.0	52.9	10.1	9.1	19%	17%
Aircraft fuel	80.0	79.3	69.8	10.2	9.5	15%	14%
Aircraft rent	37.4	37.4	37.7	(0.3)	(0.3)	(1%)	(1%)
Depreciation and amortization	11.0	10.0	14.3	(3.3)	(4.3)	(23%)	(30%)
Pre and post-petition reorganization costs	0.7	1.0	9.4	(8.7)	(8.4)	(93%)	(89%)
Other operating expenses	132.0	129.4	135.2	(3.2)	(5.8)	(2%)	(4%)

Total operating expenses	324.1	319.1	319.3	4.8	(0.2)	1%	-

Operating income (loss)	22.3	27.3	(21.9)	44.2	49.2	NM	NM

Interest expense, net	17.3	17.3	23.4	(6.1)	(6.1)	(26%)	(26%)
Other non-operating expense	2.0	1.5	-	2.0	1.5	NM	NM
Reorganization items, net	-	-	12.2	(12.2)	(12.2)	(100%)	(100%)

Pretax income (loss)	$3.0	$8.5	$(57.5)	$60.5	$66.0	NM	NM

Ending Cash and Equivalents Balance	$164	$164	$138	$26	$26	19%	19%

Note: Numbers may not add due to rounding

       Atlas Air Worldwide Holdings, Inc.

  Preliminary Business and Financial Measures
  Reconciliation to Non-GAAP Measures
  (in millions)
  (Unaudited)

	Successor		Predecessor
	Range of Preliminary		For the three
	results for the three		months ended	Range of
	months ended March 31,		March 31,	Increase /		Range of Percent
	2005		2004	(Decrease)		Change

Pretax income (Loss)	$3.0	$8.5	$(57.5)	$60.5	$66.0	NM	NM

Reorganization items, net	-	-	12.2	(12.2)	(12.2)	(100%)	(100%)
Pre and post-petition costs and related professional fees	0.7	1.0	9.4	(8.7)	(8.4)	(93%)	(89%)

Pretax income (loss) before pre and
post-petition costs and related
professional fees and reorganization
items, net	3.7	9.5	(35.8)	39.5	45.3	NM	NM

Interest expense, net	17.3	17.3	23.4	(6.1)	(6.1)	(26%)	(26%)
Other non-operating expense (income)	2.0	1.5	-	2.0	1.5	NM	NM

Operating income / (loss) before non-
operating expenses, pre and post-
petition costs and related professional
fees and reorganization items, net	23.0	28.3	(12.4)	35.4	40.7	NM	NM

Depreciation	11.0	10.0	14.3	(3.3)	(4.3)	(23%)	(30%)

EBITDA	34.0	38.3	1.8	32.2	36.5	1746%	1979%

Aircraft rent	37.4	37.4	37.7	(0.3)	(0.3)	(1%)	(1%)

EBITDAR	71.4	75.7	39.5	31.9	36.2	81%	92%

Note: Numbers may not add due to rounding

  Atlas Air Worldwide Holdings, Inc.

  Preliminary Operating Statistics and Traffic Results
  (Unaudited)

	Successor	Predecessor
	For the three	For the three
	months ended	months ended
	March 31,2005	March 31, 2004	Percent Change

Operating Fleet (average during the period)
Aircraft count (1)	39.1	38.9	0.5%

Block Hours
Scheduled Service	9,082.7	13,909.6	(34.7%)
Commercial Charter	1,232.7	608.6	102.5%
AMC	6,230.9	4,536.9	37.3%
ACMI	20,486.6	15,711.6	30.4%
Non Revenue	263.9	300.7	(12.2%)

Total Block Hours	37,296.8	35,067.4	6.4%

Scheduled Service Traffic
RTM’s (000’s)	336,665.8	489,735.0	(31.3%)
ATM’s (000’s)	529,697.9	815,224.7	(35.0%)
Load Factor	63.56%	60.07%	3.5	pts
RATM (2)	0.228	0.178	28.1%
RTM Yield (3)	0.359	0.296	21.2%

  (1) Operating Fleet excludes the following aircraft count that were dry leased or out of service:

Dry leased	3.1	4.0	(22.5%)
Out of service	0.8	6.2	(87.1%)

(2)	RATM represents scheduled service revenue dollars per available ton mile.

(3)	RTM Yield represents scheduled service revenue dollars per revenue ton mile.